UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2019

INVESTMENT TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, 165 Broadway New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

This Current Report on Form 8-K is being filed in connection with the completion, on March 1, 2019 (the “Closing Date”), of the Merger (defined below) contemplated by the Agreement and Plan of Merger, dated as of November 6, 2018 (the “Merger Agreement”), by and among Investment Technology Group, Inc., a Delaware corporation (the “Company” or “ITG”), Virtu Financial, Inc., a Delaware corporation (“Virtu”), and Impala Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Virtu (“Merger Sub”).  At the effective time of the Merger (the “Effective Time”), in accordance with the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving as an indirect wholly owned subsidiary of Virtu (the “Merger”).  At the Effective Time, each share of Company common stock, par value $0.01 per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time (other than certain shares specified in the Merger Agreement) was cancelled and converted into the right to receive $30.30 in cash without interest (the “Merger Consideration”), less any applicable withholding taxes.  Shares of Company Common Stock ceased trading on the New York Stock Exchange (the “NYSE”) prior to the open of trading on March 1, 2019.

At the Effective Time, (i) each outstanding and unexercised stock option of the Company was converted into an option to purchase Class A common stock, par value $0.00001 per share, of Virtu (“Virtu Common Stock”), with the number of shares of Virtu Common Stock and the exercise price applicable to such option based on an exchange ratio, the numerator of which is the Merger Consideration, and the denominator of which is the volume-weighted average price per share of Virtu Common Stock for the ten trading days prior to the Effective Time of $25.4696 (the “Exchange Ratio”); (ii) each outstanding award of restricted stock units or deferred stock units with respect to shares of Company Common Stock (other than awards with performance-based vesting or delivery requirements) (a “Company RSU Award”) that was granted on or after January 23, 2017 and was not held by a non-employee director, former employee or employee whose employment was being terminated involuntarily without cause immediately following the Effective Time was converted into the right to receive restricted stock units of Virtu on the same terms and conditions as were applicable under the Company RSU Award, with the number of shares of Virtu Common Stock subject to such replacement restricted stock unit award based on the number of shares of Company Common Stock subject to such Company RSU Award and the Exchange Ratio; (iii) each outstanding Company RSU Award other than those described in the preceding clause (ii) became fully vested and converted into the right to receive the Merger Consideration with respect to the number of shares of Company Common Stock subject to such Company RSU Award; (iv) each outstanding award of restricted stock units with respect to shares of Company Common Stock with performance-based vesting or delivery requirements (a “Company PSU Award”) that was granted on or after January 23, 2017 and was not held by a non-employee director, former employee or employee whose employment was being terminated involuntarily without cause immediately following the Effective Time was converted into the right to receive restricted stock units of Virtu on the same terms and conditions as were applicable under the Company PSU Award (other than the performance-based vesting schedule, which was converted into a service-based vesting schedule in accordance with the applicable award agreement), with the number of shares of Virtu Common Stock subject to such replacement restricted stock unit award based on the number of shares of Company Common Stock deemed earned at the Effective Time and the Exchange Ratio; and (v) each outstanding Company PSU Award other than those described in the preceding clause (iv) became fully vested and converted into the right to receive the Merger Consideration with respect to the number of shares of Company Common Stock deemed earned at the Effective Time.

Pursuant to the Merger Agreement, Virtu financed the Merger Consideration with new debt financing.

The foregoing description of the Merger Agreement is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2018.

The representations, warranties and covenants of the parties contained in the Merger Agreement (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by (i) the matters specifically disclosed in certain of the Company’s and Virtu’s filings with the SEC and (ii) confidential disclosures made in the disclosure schedules delivered in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters of fact.  Accordingly, the Merger Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, Virtu or their respective affiliates or businesses.  Investors should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Virtu or any of their respective affiliates.  Moreover, information concerning the subject matter of the representations, warranties or covenants may have changed after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Virtu’s public disclosures.

Item 1.02.	Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Merger, the Company terminated the Credit Agreement, dated as of January 26, 2018, by and among ITG Inc., as borrower and a wholly owned subsidiary of the Company, the Company, as guarantor, the several banks and other financial institutions or entities party thereto, as lenders, Bank of America, N.A. and Bank of Montreal, as syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent. At the time of termination, no amounts remained outstanding under the Credit Agreement other than accrued and unpaid commitment fees and legal fees and expenses, which were duly paid.
Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On the Closing Date, in connection with the consummation of the Merger, the Company notified the NYSE that the Merger had been consummated and requested that the trading of its shares on the NYSE be suspended and that the listing of its shares on the NYSE be withdrawn.  In addition, the Company requested that the NYSE file with the SEC a notification on Form 25 to report the delisting of its shares from the NYSE and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended.
Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.01.	Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the Company occurred, and the Company became a wholly owned subsidiary of Virtu.
The information set forth in the Introductory Note, Item 3.03 and Item 5.02 of this Current Report on Form 8-K  is incorporated by reference into this Item 5.01.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In accordance with the Merger Agreement, at the Effective Time, (i) the position of each director as members of the Company’s Board of Directors and any applicable committee of the Board were terminated and (ii) the sole diector of Merger Sub as of immediately prior to the Effective Time, Douglas A. Cifu, became the sole director of the Company.

In addition, immediately following the Effective Time, the employment of each of the Company’s Chief Executive Officer and President Francis J. Troise, the Company’s Chief Financial Officer and Chief Administrative Officer Steven R. Vigliotti and the Company’s Global Head of Product Management Brian Pomraning was terminated involuntarily without cause and they became entitled to the severance and change in control benefits contemplated by their existing compensation arrangements with the Company.

Following the Effective Time, the following officers were appointed by the Company’s Board of Directors: Douglas A. Cifu, Chief Executive Officer and Joseph Molluso, Chief Financial Officer and Treasurer.
Information regarding the new directors and officers has been previously disclosed in Virtu’s definitive proxy statement filed by Virtu under Schedule 14A on April 25, 2018.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Effective Time, in connection with the consummation of the Merger, the Company’s certificate of incorporation and by-laws were amended and restated in their entirety.  Copies of the Company’s amended and restated certificate of incorporation and amended and restated by-laws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 8.01.	Other Events.
On March 1, 2019, Virtu issued a press release announcing the completion of the Merger. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description of Exhibit
2.1
Agreement and Plan of Merger, dated as of November 6, 2018, by and among Virtu Financial, Inc., Impala Merger Sub, Inc. and Investment Technology Group, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on November 8, 2018).

3.1	Amended and Restated Certificate of Incorporation of Investment Technology Group, Inc.
3.2	Amended and Restated By-laws of Investment Technology Group, Inc.
99.1	Press Release, dated as of March 1, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

Date: March 1, 2019	By:	/s/ Justin Waldie
Justin Waldie
Senior Vice President, General Counsel and Secretary of Registrant